 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS
Ray Davis	Dan Sullivan
President & CEO	EVP & CFO
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4101	503-727-4103
raydavis@umpquabank.com	dansullivan@umpquabank.com

UMPQUA HOLDINGS SCHEDULES FOURTH QUARTER AND FULL YEAR 2005
EARNINGS CONFERENCE CALL FOR JANUARY 25, 2006

PORTLAND, Ore. – January 4 2006 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., will conduct a quarterly earnings conference call Wednesday, January 25, 2006 at 10:00 a.m. PDT (1:00 p.m. EDT) where the Company will discuss fourth quarter and full year 2005 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-791-5525 a few minutes before 10:00 a.m. The password is “UMPQUA.” A rebroadcast will be available approximately one hour after the conference call by dialing 866-393-2013, or by visiting www.umpquaholdingscorp.com. Information to be discussed in the teleconference will be available on the company's website prior to the call.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation is the parent company of Umpqua Bank, an Oregon based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 94 locations between Sacramento, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. In 2004, Umpqua Bank launched the Connect Volunteer Network, an innovative, paid volunteer program focused on youth and education. Bank associates volunteered at more than 100 organizations in the program's first year. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.